                                                                  Exhibit (c)(5)


                            STOCKHOLDERS AGREEMENT

     THIS STOCKHOLDERS AGREEMENT (the "Agreement") is dated as of January 6, 1999, by and among Marriott International, Inc., a Delaware corporation ("Marriott"), MI Subsidiary I, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Marriott ("Acquisition") and each of the other parties signatory hereto (individually, a "Stockholder" and collectively, the "Stockholders").

     WHEREAS, concurrently herewith, Marriott, Acquisition and ExecuStay Corporation, a Maryland corporation ("ExecuStay"), are entering into a Merger Agreement, a form of which is appended hereto as Exhibit I (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which ExecuStay will be merged with and into Acquisition (the "Merger"). Capitalized terms used and not defined herein have the respective meanings assigned to them in the Merger Agreement;

     WHEREAS, concurrently herewith, certain other stockholders of ExecuStay are entering into two agreements with Marriott and Acquisition (the "Other Stockholders Agreements"), concerning certain matters connected with the Merger and their ExecuStay Shares (defined below);

     WHEREAS, each of the Stockholders wishes to make subject to this Agreement the number of shares, par value $0.01 per share, of common stock (the "Common Stock") of ExecuStay (the "ExecuStay Shares") set forth opposite such Stockholder's name on Schedule A hereto (the "Exchange Shares");

     WHEREAS, the Merger Agreement contemplates that, in anticipation of consummation of the Merger, one share of Class B Preferred Stock, par value $0.01 per share, of ExecuStay ("Class B Shares") will be issued to each Stockholder in exchange (the "Exchange") for each Exchange Share held by such Stockholder (as used herein, the term "Shares" refers to the Exchange Shares prior to the Exchange and the Class B Shares after the Exchange);

     WHEREAS, Marriott has agreed that each Stockholder shall receive shares of Marriott common stock, par value $.01 per share ("Marriott Stock"), in the Merger, in respect of their Exchange Shares, and each such Stockholder desires to receive such Marriott Stock; and

     WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Marriott has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereby agree as follows:

     1.  Agreement to Vote.  Each Stockholder hereby agrees that during the
         -----------------
period commencing on the Tender Offer Purchase Time and continuing until the first to occur of the Closing and the termination of the Merger Agreement in accordance with its terms, at any meeting of the holders of the Shares, however called, or in connection with any written consent of the holders of Shares, such Stockholder shall vote (or cause to be voted) the Exchange Shares held of record or Beneficially Owned (as defined herein) by such Stockholder, whether owned on the date hereof or hereafter acquired, (a) in favor of approval of the Merger Agreement, all transactions contemplated thereby, and any actions required in furtherance thereof and hereof (including election of such directors of ExecuStay as Marriott is entitled to designate pursuant to the Merger Agreement); (b) against any action or agreement that is intended, or could reasonably be expected, to impede, interfere with, or prevent the Merger or result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of ExecuStay or any of its subsidiaries under the Merger Agreement, the Other Stockholders Agreements or this Agreement; and (c) except as specifically requested in writing in advance by Marriott or Acquisition, against the following actions (other than the Exchange, the Merger and the transactions contemplated by the Merger Agreement and this Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving ExecuStay or any of its subsidiaries or affiliates; (ii) a sale, lease, transfer or disposition by ExecuStay or any of its subsidiaries of any assets outside the ordinary course of business or any assets which in the aggregate are material to ExecuStay and its subsidiaries taken as a whole, or a reorganization, recapitalization, dissolution or liquidation of ExecuStay or any of its subsidiaries or affiliates; (iii)(A) any change in the management of ExecuStay or in a majority of the persons who constitute the board of directors of ExecuStay; (B) any change in the present capitalization of ExecuStay or any amendment of ExecuStay's charter or By-Laws; (C) any other material change in ExecuStay's or any of its subsidiaries' corporate structure or business; or (D) any other action that, in the case of each of the matters referred to in clauses
(iii)(A), (B) or (C), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the Exchange, the Merger or the transactions contemplated by this Agreement, the Other Stockholders Agreements and the Merger Agreement. No Stockholder shall enter into any agreement or understanding with any Person (as defined herein) the effect of which would be inconsistent with or violative of the provisions and agreements contained in Section 1 or 2 hereof.

     2.  Other Covenants, Representations and Warranties.  Each Stockholder
         -----------------------------------------------
hereby severally represents and warrants with respect to himself or itself to Marriott and Acquisition as of the date hereof and as of the Closing as follows:

         (a)  Ownership of Exchange Shares.  Such Stockholder is the record and
              ----------------------------
Beneficial Owner of the number of Exchange Shares set forth opposite such Stockholder's name on Schedule A hereto. Such Stockholder owns such Exchange Shares free and clear of all liens, claims, charges, security interests, mortgages or other encumbrances, and such Exchange Shares are subject to no rights of first refusal, put rights, other rights to purchase or encumber such Exchange Shares, or to any agreements other than this Agreement as to the encumbrance or disposition of such Exchange Shares. Such Stockholder has sole voting power and sole power to issue instruction with respect to the matters set forth in Section 1 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Exchange Shares set forth opposite such Stockholder's name on Schedule A hereto, with no limitations, qualifications or restrictions on such rights.

         (b) Power; Binding Agreement. Such Stockholder has the legal
             ------------------------
capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any voting agreement, shareholder agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equitable remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity). There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is trustee who is not a party to this Agreement and whose consent is required for the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

         (c) No Conflicts.  (i) Except for filings, permits, authorizations,
             ------------
consents and approvals as may be required under and other applicable requirements of the HSR Act, no filing with, and no permit, authorization, consent or approval of , any state or federal public body or authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and
(ii) none of the execution or delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or, to the best of such Stockholder's knowledge, any of such Stockholder's properties or assets may be bound, or (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets. This Agreement hereby supersedes all prior agreements to which such Stockholder is a party with respect to such Stockholder's Shares, including without limitation any registration rights agreement with respect to any of such Stockholder's Shares.

         (d) No Finder's Fees. No broker, investment banker, financial adviser
             ----------------
or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of such Stockholder.

         (e) Other Potential Acquirers. Such Stockholder (i) shall immediately
             -------------------------
cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition of all or any material portion of the assets of, or any equity interest in, ExecuStay or any of its subsidiaries or any business combination with ExecuStay or any of its subsidiaries, in his or her capacity as such, and (ii) from and after the date hereof until termination of the Merger Agreement, unless and until ExecuStay is permitted to take such actions under Section 5.4 of the Merger Agreement, shall not, in such capacity, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any such transaction or acquisition, or agree to or endorse any such transaction or acquisition, or authorize or permit any of such Stockholder's agents to do so, and such Stockholder shall promptly notify Marriott or Acquisition of any proposal and shall provide a copy of any such written proposal and a summary of any oral proposal to Marriott or Acquisition immediately after receipt thereof (and shall specify the material terms and conditions of such proposal and identify the person making such proposal) and thereafter keep Marriott or Acquisition advised of any development with respect thereto.

         (f) Restriction on Transfer, Proxies and Non-Interference.  Such
             -----------------------------------------------------
Stockholder shall not, directly or indirectly: (i) tender his Exchange Shares in the Offer (as defined in the preamble to the Merger Agreement) or any other tender offer for ExecuStay Shares; (ii) except as contemplated by this Agreement, the Other Stockholders Agreements or the Merger Agreement, otherwise offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Stockholder's Exchange Shares or any interest therein; (iii) grant any proxies or powers of attorney, deposit any Exchange Shares into a voting trust or enter into a voting agreement with respect to any Exchange Shares; or (iv) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement.

     (g) Investment Intention.
         ---------------------

               (i) Such Stockholder confirms that Marriott and Acquisition have made available to such Stockholder, and his representatives and agents, (A) information about Marriott, (B) the opportunity to ask questions of the officers and employees of Marriott and (C) the opportunity to acquire such additional information about the business and financial condition of Marriott as such Stockholder has requested, and such information has been received.

               (ii) The shares of Marriott Stock to be issued to such Stockholder in connection with the Merger will be acquired for investment and not with a view to distribution of such shares within the meaning of Section 2(11) of the Securities Act.

               (iii) Such Stockholder does not have in mind the sale or other disposition of shares of Marriott Stock to be issued to such Stockholder in connection with the Merger at some fixed time in the future (such as the expiration of the holding period for capital gains tax treatment) or upon the occurrence or nonoccurrence of any particular events.

               (iv) Except as to the persons listed on Schedule 2(g), such Stockholder is an "accredited investor" within the meaning of Section 2(a)(15) of the Securities Act.

         (h) Reliance by Marriott and Acquisition. Such Stockholder understands
             ------------------------------------
and acknowledges that Marriott and Acquisition are relying upon the foregoing representations by the Stockholder, and on the Stockholder's execution and delivery of this Agreement (i) in entering into the Merger Agreement and (ii) in issuing the Marriott Stock in connection with the Merger without registration under the Securities Act or qualification under any state securities laws (collectively, "Blue Sky Laws"). Until such time as the Form S-3 (defined below) is declared effective by the SEC, each Stockholder agrees that the Marriott Stock to be issued to such Stockholder in connection with the Merger will not be transferred unless in the opinion of Marriott's legal counsel such transfer will not violate the registration requirements of the Securities Act or Blue Sky Laws.

     3.  Further Assurances; Merger Agreement Compliance.  From time to time, at
         -----------------------------------------------
Marriott's or Acquisition's request and without further consideration, each Stockholder agrees to execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, and to cause the Company to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, the Other Stockholders Agreements and the Merger Agreement. Each Stockholder further agrees not to take any action, or omit to take any action, which would, or would be reasonably likely to, result in a breach by the Company of any of the provisions of the Merger Agreement.

     4.  Stop Transfer; Form of Legend.
         -----------------------------

         (a) Each Stockholder agrees with, and covenants to, Marriott that such Stockholder shall not request that ExecuStay register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Exchange Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Common Stock, the Class A Shares or the Class B Shares by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

         (b) All certificates representing any of such Stockholder's Shares to be issued to such Stockholder in connection with the Merger shall contain the following legend:


         "The securities represented by this certificate are subject to certain restrictions on transfer and other terms of a Stockholders Agreement, dated as of January 6, 1999, among Marriott International, Inc., MI Subsidiary I, Inc. and the parties listed on the signatures pages thereto, a copy of which is on file in the principal office of Marriott International, Inc."

     5.  Stock Issuance and Registration.
         -------------------------------

         (a) In accordance with the provisions of Section 2.1 of the Merger Agreement, immediately prior to the Merger, ExecuStay will, in the Exchange, issue to the Stockholders on a share-for-share basis, Class B Shares in exchange for the Exchange Shares. In the Merger, each Stockholder shall receive, in respect of each Class B Share held of record or Beneficially Owned by such Stockholder, shares of Marriott Stock in an amount determined by the "Class B Exchange Ratio" as defined in Section 2.9(b) of the Merger Agreement. Neither of Marriott or Acquisition will modify or amend in any manner the Merger Agreement in any manner that adversely affects the rights of any Stockholder (including, without limitation, any modification or amendment of the Class B Exchange Ratio) without such Stockholder's prior written consent.

         (b) Marriott shall, no later than the First Registration Date (as defined below), file with the SEC and thereafter use its reasonable efforts to cause to be declared effective, a registration statement on Form S-3 or an equivalent successor form (the "Form S-3") relating to the offer and sale from time to time by the Stockholders of shares of Marriott Stock held by them that are Registrable Securities. As used herein, the "First Registration Date" means the later of (i) 30 days following the Closing Time, or (ii) April 30, 1999, provided, however, that if on such date Marriott is not eligible to use Form S-3 for registration of the resale of Registrable Securities as provided herein, then the First Registration Date shall be the earliest date after April 30, 1999 on which Marriott becomes eligible to use Form S-3 in connection with such resale registration. Marriott represents and warrants that as of the First Registration Date, it will be eligible to use Form S-3 for registration of the resale of the Registrable Securities. Subject to the limitations contained herein, Marriott shall use its reasonable efforts to keep the Form S-3 continuously effective in order to permit the prospectus forming part thereof to be usable by the Stockholders for a period of one year from the Closing Time, or for such shorter period that will terminate when all Registrable Securities covered by the Form S-3 have been sold pursuant to the Form S-3 or cease to be outstanding or otherwise to be Registrable Securities.

         (c) Marriott further agrees, if necessary, to supplement or amend the Form S-3, as required by Section 6 below, and to furnish to Stockholders holding Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

         (d) Marriott agrees to use its reasonable efforts to ensure that (i) the Form S-3 and any amendments thereof, at the time each such Form S-3 or amendment thereof becomes effective, and any prospectus forming a part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) the Form S-3 and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(iii) any prospectus forming part of the Form S-3, and any supplement to such prospectus (as amended or supplemented from time to time)(each, as of the date thereof), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided that clauses
(ii) and (iii) of this paragraph shall not apply to any information provided by a Stockholder.

         (e) No Stockholder may use the Form S-3 until he provides Marriott with the information required by Section 7 of this Agreement. Notwithstanding any other provision herein or in the Merger Agreement, (i) Marriott shall have no obligation under Sections 5(b), (c), (d), (e) or (f) or Section 6 hereof with respect to any shares of Marriott Stock that are (x) not Registrable Securities or (y) held of record or Beneficially Owned by a Stockholder who has not performed his obligations under, or otherwise has breached, violated or is in default under, the Agreement or the Merger Agreement, and (ii) all obligations of Marriott under Sections 5 and 6 hereof automatically shall terminate and be of no further force or effect in the event that the Merger Agreement is terminated or the Offer or the Merger is not consummated.

         (f) Notwithstanding any other provision herein, Marriott may delay filing the Form S-3, may withhold efforts to cause the Form S-3 to become effective, and may advise holders of Registrable Securities to suspend use of the prospectus that is part of the Form S-3, for limited periods of time if and to the extent that Marriott reasonably determines in good faith that any such action is necessary in order for Marriott to comply with its disclosure obligations under Section 5(d) hereof. In the event that Marriott advises the holders of registered Registrable Securities that Marriott considers it appropriate to suspend the use of the prospectus, such holders shall suspend any further sales of their registered securities until Marriott advises them that the Form S-3 has been amended or that such sales may be resumed.

     6.  Registration Procedures.
         -----------------------

     (a) Marriott shall prepare and file a Form S-3, within the relevant time period specified in Section 5(a), and use its reasonable efforts to cause such Form S-3 to become effective and remain effective in accordance with Section 5 hereof.

     (b) Marriott shall prepare and file such amendments and post-effective amendments to the Form S-3 as may be necessary under applicable law to keep such Form S-3 effective for the applicable period; and cause each prospectus that is part of the Form S-3 to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the SEC pursuant to applicable requirements of the Securities Act and the rules and regulations thereunder.

     (c) Marriott shall use its reasonable efforts to register or qualify the Registrable Securities under all applicable Blue Sky Laws as any Stockholder holding Registrable Securities covered by the Form S-3 shall reasonably request; provided, however, that Marriott shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 6(c), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject.

     (d) Marriott shall furnish to each Stockholder of Registrable Securities, without charge, as many copies of each prospectus and any amendment thereof or supplement thereto as such Stockholder may reasonably request.

     (e) Marriott shall cooperate with the selling Stockholders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends.

     (f) Marriott shall cause all Registrable Securities covered by the Form S-3 to be listed on the NYSE.

     7.  Condition Precedent.  It shall be a condition precedent to the
         -------------------
obligations of Marriott to take any action pursuant hereto that the Stockholders shall furnish to Marriott such information regarding them, the Registrable Securities held by them and the intended method of disposition of such Registrable Securities as Marriott shall reasonably request and as shall be required in connection with the action to be taken by Marriott.

     8.  Expenses of Registration.  All expenses incurred in connection with any
         ------------------------
registrations pursuant to Section 5 hereof, including without limitation all registration and qualification fees, printers' and accounting fees, reasonable fees and disbursements of counsel for Marriott, shall be borne by Marriott, except for (a) fees and disbursements of counsel for the selling Stockholders, and (b) any underwriting or brokers' discounts or similar transaction fees, which shall be borne by the selling Stockholders.

     9.  Indemnification.
         ---------------

         (a) Marriott agrees to indemnify and hold harmless each Stockholder and each person, if any, who controls such Stockholder within the meaning of the Securities Act (the "Holder Indemnified Parties"), against any losses, claims, damages or liabilities, joint or several, to which any Holder Indemnified Party may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any Misstatement (defined below) in the Form S-3 or any amendments thereof or supplements thereto. Marriott will reimburse each such Holder Indemnified Party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding anything to the contrary contained in this Section 9(a), the indemnity agreement contained in this Section 9(a) shall not (i) apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Marriott (which consent shall not be unreasonably withheld); (ii) apply to any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Misstatement made in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder Indemnified Party.

         (b) Each Stockholder, severally and not jointly, agrees to indemnify and hold harmless Marriott, each of its directors, each of its officers who have signed the Form S-3, and each person, if any, who controls Marriott within the meaning of the Securities Act, and each agent (the "Marriott Indemnified Parties") against any losses, claims, damages or liabilities to which any Marriott Indemnified Party may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) (i) arise out of or are based upon any Misstatement in the Form S-3 and any amendments thereof or supplements thereto made in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder Indemnified Party. Each such Stockholder will reimburse any legal or other expenses reasonably incurred by such Marriott Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding anything to the contrary contained in this Section 9(b), the indemnity agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Stockholder (which consent shall not be unreasonably withheld).

         (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under Section 9(a) or Section 9(b) above (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages or liabilities referred to in such Sections, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefit and relative fault as well as any other equitable considerations.. The amount paid or payable by a party as a result of the losses, claims, damages, or liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 9(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The relative benefit shall be determined by the allocation of proceeds from such Form S-3. The relative fault of the indemnified party on the one hand and of the indemnifying party on the other shall be determined by reference to, among other things, whether the Misstatement or alleged Misstatement relates to information supplied by the indemnified party or the indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Misstatement or alleged Misstatement. Marriott and the Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 9(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. No person guilty of fraudulent misrepresentation (within the meaning of Section 9(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (d) Any person entitled to indemnification hereunder will: (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification; and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled or elects not to assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this paragraph, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this Section.

     10.  Termination of Marriott's Obligations.  Marriott shall have no
          -------------------------------------
obligations pursuant to Section 6 with respect to Registrable Securities on or following the date on which such Securities become freely transferable under Rule 144 of the Securities Act without regard to volume limitations.

     11.  Termination.  Except as otherwise provided herein, the covenants and
          -----------
agreements contained herein with respect to the Exchange Shares shall terminate upon the earliest of (a) termination of the Merger Agreement in accordance with its terms, or (b) the Closing Time.

     12.  Stockholder Capacity.  No person executing this Agreement who is or
          --------------------
becomes during the term hereof a director or executive officer of ExecuStay makes any agreement or understanding herein in his or her capacity as such director or executive officer. Each Stockholder signs solely in his or her capacity as the record and/or beneficial owner of such Stockholder's Exchange Shares.

     13.  Waiver of Appraisal and Dissenter's Rights.  Each Stockholder hereby
          ------------------------------------------
irrevocably waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have.

     14.  Tax Opinion.  The respective obligations of each Stockholder hereunder
          -----------
shall be subject to the receipt prior to the Exchange of an opinion of Dorsey & Whitney LLP in substantially the form attached hereto.

     15.  Several Liability.  The obligations of the Stockholders under this
          -----------------
Agreement are several. No Stockholder shall have any liability for any breach by any other Stockholder.

     16.  Miscellaneous.
          -------------

          (a)   Certain Definitions.    As used in this Agreement, the following
                -------------------
capitalized terms shall have the following meanings:

                (i) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meanings of Section 13(d)(3) of the Exchange Act.

                (ii) "Misstatement" means an untrue statement of a material fact or an omission to state a material fact required to be stated in a publicly filed document necessary to make the statements in such a document not misleading; provided, however, that such term shall not apply to any statement or omission based on information supplied by an indemnified person to an indemnifying person for inclusion in the publicly-filed document.

                (iii) "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

                (iv) "register," "registered," and "registration" refer to a registration effected by preparing and filing with the SEC a registration statement in compliance with the Securities Act and the declaration or ordering by the SEC of effectiveness of such registration statement.

                (v) "Registrable Securities" refers to any and all of the shares of Marriott Stock held by the Stockholders as of the Closing Time, except that any such Marriott Stock shall cease to be Registrable Securities when and to the extent (A) a Form S-3 with respect to the sale of such Marriott Stock has become effective under the Securities Act and such Marriott Stock has been disposed of in accordance with such Form S-3; (B) such Marriott Stock has been sold to the public pursuant to Rule 144 or any successor provision under the Securities Act; (C) such Marriott Stock shall have been otherwise transferred, new certificates therefor not bearing a legend restricting further transfer shall have been delivered by Marriott and subsequent disposition of such Marriott Stock does not require registration or qualification under the Securities Act or any similar state law then in force in the opinion of legal counsel for Marriott; or (D) such Common Stock shall have ceased to be outstanding.

                (vi) "subsidiary" or "subsidiaries" of Marriott, Acquisition, ExecuStay or any other person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Marriott, Acquisition, ExecuStay or any such other person, as the case may be, (either alone or through or together with any other subsidiary) owns, directly or indirectly, 50% or more of the capital stock the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

          (b)   Entire Agreement.  This Agreement and the Merger Agreement
                ----------------
constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          (c)   Certain Events.  Each Stockholder agrees that this Agreement,
                --------------
the Other Stockholders Agreements and the obligations hereunder shall attach to such Stockholder's Exchange Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Exchange Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, guardians, administrators or successors. Notwithstanding any transfer of Exchange Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

          (d)   Assignment.  This Agreement shall not be assigned by operation
                ----------
of law or otherwise without the prior written consent of the other party, provided that Marriott may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Marriott, but no such assignment shall relieve Marriott of its obligations hereunder if such assignee does not perform such obligations.

          (e)   Amendments, Waivers, Etc. This Agreement may not be amended,
                ------------------------
changed, supplemented, waived or otherwise modified or terminated, with respect to any one or more Stockholders, except upon the execution and delivery of a written agreement executed by the relevant parties hereto; provided that Schedule A hereto may be
                                         --------
supplemented by Marriott by adding the name and other relevant information concerning any Stockholder of ExecuStay who agrees to be bound by the terms of this Agreement (by executing a counterpart signature page hereof) without the agreement of any other party hereto, and thereafter such added stockholder shall be treated as a "Stockholder" for all purposes of this Agreement.

          (f)   Notices.  All notices, requests, claims, demands and other
                -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be addressed to the respective parties at the following addresses:

        If to any Stockholder:             c/o Locke Liddell & Sapp LLP
                                           2001 Ross Avenue, Suite 3000
                                           Dallas, Texas 75201
                                           Telephone: (214) 849-5500
                                           Facsimile: (214) 849-5599
                                           Attention: Toni Weinstein, Esq.

        with a copy to:                    Locke Liddell & Sapp LLP
                                           2001 Ross Avenue, Suite 3000
                                           Dallas, Texas 75201
                                           Telephone: (214) 849-5500
                                           Facsimile: (214) 849-5599
                                           Attention: Toni Weinstein, Esq.

        If to Marriott or Acquisition:     MARRIOTT INTERNATIONAL, INC.
                                           10400 Fernwood Road
                                           Bethesda, Maryland 20857
                                           Telecopier: (301) 380-6727
                                           Attention: General Counsel,
                                           Dept. 52/923

        with a copy to:                    Gibson, Dunn & Crutcher LLP
                                           1050 Connecticut Avenue, N.W.
                                           Washington, D.C.  20036
                                           Telephone: (202) 955-8522
                                           Facsimile: (202) 467-0539
                                           Attention: John F. Olson, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          (g)   Severability.  Whenever possible, each provision or portion of
                ------------
any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          (h)   Specific Performance.  Each of the parties hereto recognizes and
                --------------------
acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          (i)   Remedies Cumulative. All rights, powers and remedies provided
                -------------------
under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          (j)   No Waiver.  The failure of any party hereto to exercise any
                ---------
right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (k)   No Third Party Beneficiaries. This Agreement is not intended to
                ----------------------------
be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto, other than Section 9 (which is intended to be for the benefit of the Holder Indemnified Parties and the Marriott Indemnified Parties). Notwithstanding any provision to the contrary herein or in the Merger Agreement, the provisions of the Merger Agreement relating to the Exchange and the Class B Exchange Ratio are also made for the benefit of the Stockholders, each of whom is intended to be, and hereby is expressly constituted, a third party beneficiary of such provisions of the Merger Agreement.

          (l)   Governing Law.  This Agreement shall be governed and construed
                -------------
in accordance with the laws of the State of New York, without giving effect to the principles of conflicts and laws thereof.

          (m)   Descriptive Headings; Gender. The descriptive headings used
                ----------------------------
herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References herein to the masculine gender shall include the feminine and the neuter, as required.

          (n)   Counterparts.  This Agreement may be executed in counterparts,
                ------------
each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, Marriott and Acquisition have caused this Agreement to be duly executed, and each Stockholder has duly executed this Agreement, as of the day and year first above written.

                              MARRIOTT INTERNATIONAL, INC.

                              By: /s/ Joseph Ryan
                                 ------------------------------
                                 Name: Joseph Ryan
                                 Title: Executive Vice President and
                                        General Counsel

                              MI SUBSIDIARY I, INC.

                              By: /s/ Joseph Ryan
                                 ------------------------------
                                 Name: Joseph Ryan
                                 Title: Vice President

                              STOCKHOLDER:

                              HARLAN R. CROW
                              IRREVOCABLE FAMILY BRANCH TRUST



                              By: /s/ Harlan R. Crow
                                 -------------------------------
                                   Harlan R. Crow
                                   Trustee

                              STOCKHOLDER:

                              TRAMMELL S. CROW
                              IRREVOCABLE FAMILY BRANCH TRUST



                              By: /s/ Trammell S. Crow
                                 -------------------------------
                                 Trammell S. Crow
                                 Trustee

                              STOCKHOLDER:

                              STUART M. CROW
                              IRREVOCABLE FAMILY BRANCH TRUST



                              By: /s/ Stuart M. Crow
                                 -------------------------------
                                 Stuart M. Crow
                                 Trustee

                              STOCKHOLDER:


                              /s/ J. Ronald Terwillinger
                              ----------------------------------
                              J. Ronald Terwilliger

                              STOCKHOLDER:


                              /s/ Paul Reeve
                              ----------------------------------
                              Paul Reeve

                              STOCKHOLDER:


                              /s/ Leonard W. Wood
                              ----------------------------------
                              Leonard W. Wood

                              STOCKHOLDER:


                              /s/ Bruce C. Ward
                              ----------------------------------
                              Bruce C. Ward

                              STOCKHOLDER:

                              /s/ Warren J. Durkin, Jr.
                              ---------------------------------
                              Warren J. Durkin, Jr.

                              STOCKHOLDER:

                              /s/ Randy J. Pace
                              ---------------------------------
                              Randy J. Pace

                              STOCKHOLDER:

                              /s/ Alan E. Kolar
                              ---------------------------------
                              Alan E. Kolar

                              STOCKHOLDER:

                              /s/ Kenneth J. Valach
                              ---------------------------------
                              Kenneth J. Valach

                              STOCKHOLDER:

                              /s/ Robert C. Talbott
                              ----------------------------------
                              Robert C. Talbott

                              STOCKHOLDER:

                              /s/ Clifford A. Breining
                              ----------------------------------
                              Clifford A. Breining

                              STOCKHOLDER:

                              /s/ Robert M. Hutt
                              ----------------------------------
                              Robert M. Hutt

                              STOCKHOLDER:

                              /s/ Jeffrey A. Duke
                              ----------------------------------
                              Jeffrey A. Duke

                              STOCKHOLDER:

                              /s/ E. Garth Erdossy
                              ----------------------------------
                              E. Garth Erdossy

STOCKHOLDER:


                              /s/ David J. Elwell
                              ----------------------------------
                              David J. Elwell

                                  Schedule A
                                  ----------

                  Shareholder                                            Shares
--------------------------------------------------------------------------------
J. Ronald Terwilliger                                                   224,006
--------------------------------------------------------------------------------
Harlan R. Crow Irrevocable Family Branch Trust                           74,668
--------------------------------------------------------------------------------
Trammell S. Crow Irrevocable Family Branch Trust                         74,668
--------------------------------------------------------------------------------
Stuart M. Crow Irrevocable Family Branch Trust                           74,668
--------------------------------------------------------------------------------
Paul Reeve                                                              107,585
--------------------------------------------------------------------------------
Leonard W. Wood                                                          70,820
--------------------------------------------------------------------------------
Bruce C. Ward                                                            54,179
--------------------------------------------------------------------------------
Warren J. Durkin, Jr.                                                    28,509
--------------------------------------------------------------------------------
Randy J. Pace                                                            26,703
--------------------------------------------------------------------------------
Alan E. Kolar                                                            18,962
--------------------------------------------------------------------------------
Kenneth J. Valach                                                         9,417
--------------------------------------------------------------------------------
Robert C. Talbott                                                        11,998
--------------------------------------------------------------------------------
Clifford A. Breining                                                      4,515
--------------------------------------------------------------------------------
E. Garth Erdossy                                                          7,740
--------------------------------------------------------------------------------
Robert M. Hutt                                                            4,386
--------------------------------------------------------------------------------
Jeffrey A. Duke                                                           4,386
--------------------------------------------------------------------------------
David J. Elwell                                                           3,225
--------------------------------------------------------------------------------
    Total                                                               800,435
--------------------------------------------------------------------------------